UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): December 3, 2007

ARIBA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26299	77-0439730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

807 11th Avenue, Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 390-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 3, 2007, Kevin Costello, President of Ariba, Inc. (“Ariba”), entered into a written sales plan intended to comply with the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Sales Plan”). The Sales Plan is intended to be in effect through February 1, 2009, unless terminated earlier under certain conditions. The Sales Plan for Mr. Costello is in addition to the sales plans disclosed in a Current Report on Form 8-K filed on August 2, 2007 and in a Current Report on Form 8-K filed on November 8, 2006.

The Sales Plan provides Mr. Costello with an opportunity to diversify his investment portfolio while avoiding concerns about transactions occurring at a time when he might possess material nonpublic information regarding Ariba.

Transactions made under the Sales Plan will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations. Except as may be so required, Ariba does not undertake any obligation to update or report any modification, termination, or other activity under the Sales Plan or any other plan that may be adopted by other officers or directors of Ariba.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIBA, INC.

DATE: December 7, 2007	By:	/s/ James W. Frankola
James W. Frankola
Executive Vice President and Chief Financial Officer